UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2010

NATIONAL INTELLIGENCE ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-163628	27-0310225
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1800 Ravinia Place Orland Park, IL 60462
(Address of principal executive offices)
(312) 775-9700
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 23, 2010, National Intelligence Association, Inc., a Nevada corporation (the "Company") issued two (2), six month, 10% Promissory Notes (the “Notes”) to Darren Wright, and to Andrene Matre in the amounts of $20,000 and $30,000, respectively. The Notes are due on September 23, 2010.

On March 24, 2010, National Intelligence Association, Inc., a Nevada corporation (the "Company") issued a six month, 10% Promissory Note (the “Note”) to Karen Strate in the amount of $30,000. The Note is due on September 24, 2010.

The description of the Notes are brief summaries only and are qualified in their entirety by their respective terms set forth therein, a form of which is filed as an exhibit to this Current Report on Form 8-K (the “Current Report”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Promissory Note issued to Darren Wright dated March 23, 2010
10.2	Promissory Note issued to Andrene Matre dated March 23, 2010
10.2	Promissory Note issued to Karen Strate dated March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INTELLIGENCE ASSOCIATION, INC.

Dated: June 4, 2010	By:	/s/ James J. Miller
James J. Miller
Chief Executive Officer

2